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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

To the Board of Directors
ILive, Inc.

We consent to incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated April 2, 2001, which appears in iLive, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on April 16, 2001.

We also consent to the references to our firm under the caption "Experts" in the prospectus that is contained in the foregoing Registration Statement.

                                        /s/ CACCIAMATTA ACCOUNTANCY CORPORATION
                                        ---------------------------------------
                                            Certified Public Accountants

Irvine, California
January 7, 2002